UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2023

Date of Report (Date of earliest event reported)

Aetherium Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41189	86-3449713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79B Pemberwick Rd. Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 450-6836

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	GMFIU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GMFI	The Nasdaq Stock Market LLC
Warrants	GMFIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Form 12b-25 Notification of Late Filing filed with the Securities and Exchange Commission (the “SEC”) by Aetherium Acquisition Corp. (the “Company”) on May 15, 2023, the Company was delayed in filing with the SEC its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”) and thereby not in compliance with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”)

On August 8, 2023, the Company was granted an exception to enable the Company to regain compliance with the Rule with regards to filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The terms of the exception were as follows: on or before November 20, 2023, the Company must file its Form 10-Q for the period ended March 31, 2023, as required by the Rule.

On August 23, 2023, the Company received another late filer notification from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company of an additional delinquency and non-compliance with the Rule resulting from the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

As a result of this additional delinquency of not timely filing the Form 10-Q for the quarter ended June 30, 2023, the Company was requested to submit to Nasdaq by September 7, 2023 an update to the Company’s original plan to regain compliance with respect to the filing requirement, which update should include the Company’s plans to file the Form 10-Q for the quarter ended June 30, 2023 and indicate the progress the Company has made towards implementing the plan submitted in connection with the Initial Delinquent Filing.

The Company intends to submit an update to its original plan and continues to work diligently to finalize its Form 10-Q for quarters ending March 31, 2023 and June 30, 2023 and plans to file both Form 10-Q’s as promptly as possible to regain compliance. However, there is no assurance that Nasdaq will accept the Company’s updated plan to regain compliance or, if accepted, that the Company will be able to regain compliance with the Rule. If Nasdaq does not accept the Company’s updated plan, then the Company will have the opportunity to appeal that decision to a Nasdaq hearings panel.

No assurance is given that the Company will be able to regain compliance with the Rule or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

Item 7.01 Regulation FD Disclosure.

A press release, dated October 2, 2023, disclosing the Company’s receipt of the Nasdaq notification letter is attached as Exhibit 99.1 and is furnished herewith.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K (including Exhibit 99.1 hereto) constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 2, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2023

AETHERIUM ACQUISITION CORP.

By:	/s/ Jonathan Chan
Name:	Jonathan Chan
Title:	Chief Executive Officer and Chairman